Exhibit 5.1


                [Letterhead of Sidley Austin Brown & Wood LLP]




                                          March 24, 2005


DaimlerChrysler Services North America LLC
27777 Inkster Road
Farmington Hills, Michigan 48334


Re:   DaimlerChrysler Services North America LLC Registration Statement on
      Form S-3

Ladies and Gentlemen:

      We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of asset backed notes (the "Notes"). Each series of Notes will be issued pursuant to an indenture substantially in the form filed as an exhibit to the Registration Statement (an "Indenture") by and between the issuing trust and the indenture trustee named in the related prospectus supplement.

      We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Notes.

      Based on the foregoing and subject to the assumptions, qualifications and limitations set forth below, we are of the opinion that:

      1. When an Indenture has been duly authorized by all necessary action by the parties thereto and has been duly executed and delivered by the parties thereto, and the Notes issued pursuant to such Indenture have been duly executed, authenticated and delivered and paid for as described in the prospectus supplement, such Notes will be validly issued and binding obligations of the issuing trust, fully paid and non-assessable and subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      In rendering the foregoing opinions, we have assumed that each party to the Indenture has full power and authority to enter into and perform its obligations under those agreements, as applicable. In addition, we have assumed that the Indenture and the Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,


                                          /s/ Sidley Austin Brown & Wood LLP
                                          Sidley Austin Brown & Wood LLP